CERTIFICATE OF INCORPORATION

OF

BUTTE HIGHLANDS MINING COMPANY

FIRST. The name of this corporation is BUTTE HIGHLANDS MINING COMPANY.

SECOND. Its principal office in the State of Delaware is to be located at 900 Market Street, in the City of Wilmington, County of New Castle, and the name and address of its resident agent is CORPORATION SERVICE COMPANY, 900 Market Street, Wilmington, Delaware.

THIRD. The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all of the things herein mentioned, as fully and to the same extent as natural persons might or could do, viz:

Mining in all its branches, together with the milling, concentrating, smelting, treatment, and reduction of ores and minerals, including the right to locate, purchase, lease, own, buy and sell mining property of all kinds and all necessary and proper appliances, machinery, buildings and everything necessary to carry on the business of mining and

treating ores; also to locate or purchase water rights for power, irrigation and flume purposes; to buy, lease, option, own, sell and deal in any and all classes of real and personal property, easements, franchises, rights of way, patent rights, water rights and millsites and to own and operate telephone, lumber and mercantile businesses; and to do all things necessary and proper to carry on any business incidental to any of the above mentioned businesses and to do any lawful things which the conducting of any or all of said businesses may require.

To purchase, take, own, hold, deal in, mortgage or otherwise lien and to lease, sell, exchange, transfer or in any manner whatever dispose of real property, situated within or without the State of Delaware.

To manufacture, purchase or otherwise acquire and to hold, own, mortgage, pledge, sell, transfer or in any manner dispose of, and to deal and trade in goods, wares, merchandise and personal property of any and every class and description and wherever situated.

To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities, of any person, firm, association or corporation; to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any

lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and while the holder of such stock to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

To purchase or otherwise acquire, hold, use, sell or in any manner dispose of and to grant licenses or other rights therein and in any manner deal with patents, inventions, improvements, processes, formulas, trade-marks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.

To enter into, make and perform contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation, town, city, county, state, territory or government.

To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, debentures and other negotiable or transferable instruments.

To issue bonds, debentures or obligations and to secure the same by mortgage, pledge, deed of trust or otherwise.

To purchase, hold, and re-issue the shares of its capital stock.

To carry on any or all of its operations and business and to promote its objects within the State of Delaware or elsewhere, without restrictions as to place or amount.

To carry on any other business in connection therewith.

To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees or otherwise, alone or in company with others.

The objects specified herein shall, except where otherwise expressed, be in no way limited nor restricted by reference to or inference from the terms of any other clause or paragraph of this certificate of incorporation.

The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is One Million Five Hundred Thousand (1,500,000) shares of the par value of One Dollar ($1.00) each, amounting to One Million Five Hundred Thousand Dollars ($1,500,000.00).

The minimum amount of capital with which it will commence business is One Thousand Dollars ($1,000.00).

FIFTH. The name and place of residence of each of the incorporators are as follows:

NAME	RESIDENCE
S. L. MACKEY	Wilmington, Delaware
J. SKRIVAN	Wilmington, Delaware
H. KENNEDY	Wilmington, Delaware

SIXTH. This corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized:-

To make and alter the by-laws;

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish such reserve; and to authorize and cause to be executed mortgages and liens upon the property and franchises of this corporation;

To designate, by resolution passed by a majority of the whole board, one or more committees, each to consist of two or more directors, which committees to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise any or all of the powers of the board of directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it;

From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

If the by-laws so provide, the stockholders and directors shall have power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statute) outside of the State of Delaware at such places as may from time to time be designated by them.

This corporation may in its by-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being all of the incorporators, for the purpose of forming a corporation, in pursuance of an Act of the Legislature of the State of Delaware, entitled "AN ACT PROVIDING A GENERAL CORPORATION LAW," (approved March 10, 1899) and the acts amendatory thereof and supplemental thereto, do make and file this certificate of incorporation hereby declaring and certifying that the facts herein stated are true, and accordingly hereunto have set our respective hands

and seals this third day of May, A. D. 1939.

In the presence of:

JOHN W. GAILEY

S. L. MACKEY (SEAL)

J. SKRIVAN (SEAL)

H. KENNEDY (SEAL)

STATE OF DELAWARE)
: SS.
COUNTY OF NEW CASTLE)

BE IT REMEMBERED, that on this third day of May, A. D. 1929, personally appeared before me, the subscriber, a notary public for the State of Delaware,

S. L. Mackey

J. Skrivan

H. Kennedy

parties to the foregoing certificate of incorporation, known to me personally to be such and severally acknowledged that they signed, sealed and delivered the same as their several voluntary act and deed and that the facts therein stated were truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

JOHN W. GAILEY

Notary Public

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*       John W. Gailey        *
*       Notary Public         *
*     State of Delaware       *
*  Appointed Jan. 17, 1929    *
*  Term of office 2 years     *
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State of Delaware

Office of Secretary of State.

I, Charles H. Grantland, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "BUTTE HIGHLANDS MINING COMPANY", as received and filed in this office the third day of May, A. D. 1929, at 1 o'clock P.M.

In Testimony Whereof, I have hereunto set my hand and official seal at Dover this fourteenth day of May in the year of our Lord one thousand nine hundred and twenty-nine.

Charles H. Grantland
Secretary of State.

17631

300

CERTIFIED COPY

OF

CERTIFICATE OF INCORPORATION

OF

BUTTE HIGHLANDS MINING COMPANY

STATE OF MONTANA
DEPARTMENT OF SECRETARY OF STATE
FILED
May 31st 1929
AT 2:00 O'CLOCK P M.
A. C. Harmon
SECRETARY OF STATE

#432

30914

CERTIFIED COPY

OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

BUTTE HIGHLANDS MINING COMPANY

STATE OF MONTANA
DEPARTMENT OF SECRETARY OF STATE

FILED

March 23 1928

AT 10 O'CLOCK A M.

[illegible]
SECRETARY OF STATE

BY [illegible]
DEPUTY